Versartis Presents Confirmatory Year Two Data from Ongoing Somavaratan Extension Study at Late-Breaker Session at ENDO Annual Meeting

MENLO PARK, Calif., April 4, 2016 (GLOBE NEWSWIRE) -- Versartis, Inc. (NASDAQ:VSAR), an endocrine-focused biopharmaceutical company that is developing somavaratan (VRS-317), a novel, long-acting form of recombinant human growth hormone (rhGH) for growth hormone deficiency (GHD), announced that Year 2 safety and efficacy data from its ongoing Extension Study of somavaratan in children with GHD were presented yesterday in a late-breaker oral presentation at the Endocrine Society's 98th Annual Meeting & Expo (ENDO 2016), in Boston, MA. George Bright, MD, Versartis’ Global Pediatric Clinical Development Advisor, presented the results at the late breaker oral session (LB-OR02-2) titled “Somavaratan (VRS-317) Treatment of Children with Growth Hormone Deficiency (GHD): Results at 2 Years” on Sunday, April 3, 2016.

Dr. Ron Rosenfeld, Professor Emeritus of Pediatrics at both Stanford University and Oregon Health and Science University, commented “The somavaratan data presented in growth hormone deficient children in their second treatment year are quite remarkable. Mean height velocity of 7.83 centimeters per year at a twice-monthly regimen is similar to what we would expect to see in a comparable population of moderate GHD children treated with daily growth hormone in the United States and superior to results from a similar population reported from Europe. These results were achieved with a compelling safety profile, in concert with impressive adherence data with the twice-monthly regimen. I am excited to see the results of the ongoing phase 3 trial comparing somavaratan to daily rhGH.”

The Extension Study is a long-term safety study that was initiated in March 2014 as patients completed the Phase 1b/2a clinical trial evaluating somavaratan therapy in treatment-naive, pre-pubertal GHD children. 57 patients were in the Extension Study during the 12-24 month period and were included in the Year 2 analyses. Based on growth and IGF-I responses in the first year of treatment, patients were assigned to complete their second treatment year at a 3.5 mg/kg twice-monthly dose.

During the entire Extension Study period (months 6-24 somavaratan exposure) at the 3.5 mg/kg twice-monthly dosing schedule, there were 10 incidences of IGF-I SDS > 2.0 but less than 3.0 in 7 patients, and 2 incidences of IGF-I SDS > 3.0 (3.59, 3.67) in 2 patients. All IGF-I excursions were transient and there were no associated adverse events. In Year 2, mean peak IGF-I SDS after the dose increase was in the upper half of normal range and somavaratan maintained IGF-I in the normal range without overexposure.

The Extension Study continued to show that the safety profile of somavaratan is similar to daily growth hormone therapy. Over the 2 years of therapy, the frequency of treatment-related adverse events (AEs) declined over time. There were no drug-related serious adverse events (SAEs), and all events were mild to moderate and transient. No lipoatrophy or nodules were reported at injection sites. Additionally, no changes were seen in the incidence, type, duration, or severity of AEs with the increased dose in Year 2.

For the 57 patients with growth measurements in Year 2, mean height velocity (HV) was 8.08± 2.2 cm/year in Year 1 and 7.83 ± 2.3 cm/year in Year 2. An increase in somavaratan dose to 3.5 mg/kg twice-monthly has maintained HV in Year 2 to a level similar to that reported from similar aged children in the

National Cooperative Group Study database (NCGS) during their second year of treatment with a daily regimen at the standard U.S. dose. Height SDS continued to improve throughout two years of treatment: -2.6 ± 0.6 at screening, -2.1 ± 0.6 at the end of Year 1 and -1.6±0.7 at the end of Year 2. Bone age changes were also commensurate with growth improvement.

During the Extension Study, over 1600 doses of somavaratan were administered at the 3.5 mg/kg twice-monthly dose and schedule with at-home dosing and dosing adherence was >99%, suggesting that long-acting growth hormone therapy has the potential to improve treatment adherence in children with GHD. Adherence data were featured in a separate poster presentation (http://files.shareholder.com/downloads/AMDA-2L9X4V/594314579x0x883572/F8DF39FA-799D-4A60-98C0-06C3320E6963/ENDO_2016_Adherence_Poster.pdf) at ENDO 2016 and were announced in a press release on April 1, 2016: http://ir.versartis.com/releasedetail.cfm?ReleaseID=963106

A Phase 3 trial (called VELOCITY) comparing 3.5 mg/kg twice-monthly somavaratan to daily rhGH is ongoing (NCT02339090).

The abstract can be viewed here: (https://endo.confex.com/endo/2016endo/webprogram/Paper27922.html). Both the presentation and abstract are also available online within the "EVENTS AND PRESENTATIONS" section (http://ir.versartis.com/events.cfm) of the Company's investor relations website at www.versartis.com.

About Versartis, Inc.
Versartis, Inc. is an endocrine-focused biopharmaceutical company initially developing somavaratan (VRS-317), a novel, long-acting form of recombinant human growth hormone in late-stage clinical trials for the treatment of growth hormone deficiency (GHD) in children and adults. Somavaratan is intended to reduce the burden of daily injection therapy by requiring significantly fewer injections, potentially improving compliance and, therefore, treatment outcomes. Versartis' clinical trials can be found at www.versartistrials.com. For more information on Versartis, visit www.versartis.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, plans and timing of our clinical trials and the potential for eventual regulatory approval of somavaratan. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: our success being heavily dependent on somavaratan; somavaratan being a new chemical entity; the risk that somavaratan may not have favorable results in clinical trials or receive regulatory approval; potential delays in our clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients; the risk that somavaratan may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that we may encounter difficulties in manufacturing somavaratan; if somavaratan is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing our intellectual property rights; our reliance on our license of intellectual property from Amunix Operating, Inc. and our need for additional funds to support our operations. We discuss many of these risks in greater detail under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Corporate & Investors:

Joshua Brumm

Chief Financial Officer

(650) 963-8582

IR@versartis.com

Corporate Communications:

Christine Labaree

Evergreen Communications

(650) 600-1697

christine@evergreencomms.com

Investors:

Nick Laudico/David Burke

The Ruth Group

(646) 536-7030/7009

nlaudico@theruthgroup.com

dburke@theruthgroup.com